Exhibit 99.1

The Shyft Group Reports Fourth Quarter and Full-Year 2021 Results

Posts Record Full Year EPS of $1.91; Adjusted EPS of $2.08 on Sales of $992 Million

NOVI, Mich., February 24, 2022 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the fourth quarter and full-year periods ending December 31, 2021.

Full-Year 2021 Highlights from Continuing Operations1

For the full-year 2021 compared to the full-year 2020:

●	Sales of $991.8 million, an increase of $315.8 million, or 46.7%, from $676.0 million.

●	Gross margin of 20.1% of sales compared to 21.6%, reflecting higher material and labor costs and unfavorable product mix.

●

Income from continuing operations of $70.0 million, or $1.91 per share, compared to $38.3 million, or $1.05 per share. The current year results reflect an income tax rate of 17.0%, favorably impacted by credits earned in amended prior year tax returns.

●

Adjusted EBITDA of $108.1 million, or 10.9% of sales, an increase of $31.8 million, or 41.5%, from $76.3 million, or 11.3% of sales. The current year results include $6.5 million, or 66 basis points, in EV chassis development costs.

●	Adjusted net income of $75.0 million, or $2.08 per share, an increase of $26.8 million, or 55.5%, from $48.2 million, or $1.34 per share.

●	Generated $74.0 million of cash from operating activities, an increase of $9.7 million, or 15.0% from $64.3 million and reduced revolver debt from $22.4 million to zero.

●	Consolidated backlog at December 31, 2021, totaled $963.6 million, up $484.9 million, or 101.3%, compared to $478.7 million at December 31, 2020.

●	Increased borrowing capacity to $400 million under a new five-year secured revolving credit facility, including an incremental $200 million facility if needed.

●

Subsequent to December 31, 2021, repurchased 408,994 shares at an average price of $46.14 per share, or $18.9 million in the aggregate. Additionally, as previously announced, the Board of Directors approved a new authorization to repurchase up to $250 million of SHYF common stock.

●	Doubled the quarterly dividend to $0.05 per share from $0.025, beginning with the first quarter of 2022.

1 The Company divested its Emergency Response (ER) business effective February 1, 2020.  Accordingly, the financial results of ER have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

Fourth Quarter 2021 Highlights from Continuing Operations

For the fourth quarter of 2021 compared to the fourth quarter of 2020:

●	Sales of $277.3 million, an increase of $105.7 million, or 61.6%, from $171.6 million.

●	Gross margin of 18.5% of sales compared to 20.5% of sales, reflecting the impact of product mix, higher material and labor costs partially offset by pricing actions.

●	Income from continuing operations of $20.5 million, or $0.56 per share, compared to $8.3 million, or $0.22 per share.

●	Adjusted EBITDA of $26.6 million, or 9.6% of sales, from $16.0 million, or 9.3% of sales. The fourth quarter 2021 results include $4.0 million, or 144 basis points, in EV chassis development costs.

●	Adjusted net income of $20.2 million, or $0.56 per share, compared to $10.1 million, or $0.27 per share.

“The fourth quarter capped off one of the most remarkable years at The Shyft Group, a year of record financial results and strong returns for our shareholders,” said Daryl Adams, President and Chief Executive Officer.  “Our team’s perseverance as we navigated against industry-wide challenges, customer-focused solutions and dedication to the safety and development of our team are what made the difference in our performance and position us for even greater success in the coming year.”

Full-Year 2021 Segment Results from Continuing Operations2

For the full-year 2021 compared to the full-year 2020.

Fleet Vehicles and Services (FVS)

FVS segment sales totaled $659.4 million, an increase of 42.3% from $463.5 million, reflecting strong sales driven by demand for the Velocity walk-in van.

Adjusted EBITDA increased $25.3 million to $108.6 million, or 16.5% of sales, from $83.3 million, or 18.0% of sales, a year ago. The increase was primarily due to higher sales volumes, productivity and cost reductions, offset by higher material and labor costs, unfavorable pricing and mix, and Velocity development.

The segment backlog at December 31, 2021, totaled a record $859.4 million, up 103.9%, compared to $421.5 million at December 31, 2020. On a sequential basis, backlog increased $109.7 million, or 14.6% from $749.7 million in the third quarter of 2021.

Specialty Vehicles (SV)

SV segment sales were $332.4 million, an increase of 56.4% from $212.5 million, led by strong growth in luxury motor coach chassis sales and service bodies, as well as favorable pricing realization.

Adjusted EBITDA was $32.7 million, or 9.8% of sales, compared to $20.9 million, or 9.8% of sales, a year ago. The increase was due to higher sales volumes, favorable mix and pricing actions, partially offset by higher material and labor costs.

The segment backlog at December 31, 2021, totaled $104.1 million, up 82.3% compared to $57.1 million at December 31, 2020. On a sequential basis, backlog increased $1.3 million, or 1.3% from $102.8 million in the third quarter of 2021.

2 As of October 1, 2021, the composition of both reportable segments changed due to an internal reorganization as certain businesses previously managed and reported within FVS are now a part of SV. Corresponding items of segment information for earlier periods have been recast.

Liquidity Update

The company strengthened its access to capital during the quarter by amending its revolving credit facility and increasing its borrowing capacity to $400 million, with a $200 million incremental facility. Total liquidity at December 31, 2021 was $414 million, including $37 million of cash and zero revolving debt. The leverage ratio currently stands at 0.1 times adjusted EBITDA and leaves the Company in a solid position to continue to pursue strategic opportunities.

2022 Outlook

“The Company remains committed to maximizing performance and returning value to its shareholders, most recently through the doubling of its quarterly cash dividend and $250 million share repurchase authorization, “said Jon Douyard, Chief Financial Officer. “As we look to 2022, we expect supply chain challenges to continue during the first half of the year and we remain cautious regarding our near-term outlook, particularly as it pertains to first quarter. However, with ongoing strength in demand, we will continue to invest in growth and are positioned to deliver another outstanding year for The Shyft Group.”

The Company’s 2022 guidance, notwithstanding further supply chain related deterioration, is as follows:

Assumes weighted average diluted shares outstanding of approximately 36.1 million and approximately $35 million for capital expenditures, including a $10 - $15 million investment in EV development.

“While we enjoyed the success of the past year, we remain driven to grow in our core business, as well as expand in the electric vehicle space,” said Adams. “The combination of our existing team and infrastructure, our rich 50-year heritage in both chassis production and last mile delivery, and sustainable innovation driven by our deep hands-on knowledge of fleet owner and driver expectations will undoubtedly enable a market leading position for The Shyft Group in the years ahead.”

Conference Call, Webcast, Investor Presentation and Investor Information

The Shyft Group will host a conference call for analysts and portfolio managers at 10 a.m. EST today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.TheShyftGroup.com/investor-relations/webcasts

Conference Call: 1-877-317-6789 (domestic) or 412-317-6789 (international); passcode: 10155597

For more information about The Shyft Group, please visit www.TheShyftGroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,800 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales of $992 million in 2021. Learn more about The Shyft Group at www.TheShyftGroup.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. Furthermore, statements contained in this document relating to the global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include future developments relating to the COVID-19 pandemic, including governmental responses, supply chain shortages, and potential labor issues; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions including weaknesses resulting from the COVID-19 pandemic; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Juris Pagrabs Group Treasurer The Shyft Group (517) 997-3862

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except par value)
(Unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$37,158	$20,995
Accounts receivable, less allowance of $187 and $116	87,262	64,695
Contract assets	21,483	9,414
Inventories	67,184	46,428
Other receivables - chassis pool agreements	9,926	6,503
Other current assets	10,813	8,172
Total current assets	233,826	156,207

Property, plant and equipment, net	61,057	45,734
Right of use assets – operating leases	43,316	43,430
Goodwill	48,880	49,481
Intangible assets, net	52,981	56,386
Other assets	2,927	2,052
Net deferred tax asset	4,880	5,759
TOTAL ASSETS	$447,867	$359,049
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,442	$47,487
Accrued warranty	5,975	5,633
Accrued compensation and related taxes	19,064	17,134
Deposits from customers	988	756
Operating lease liability	7,934	7,508
Other current liabilities and accrued expenses	9,256	8,121
Short-term debt - chassis pool agreements	9,926	6,503
Current portion of long-term debt	252	221
Total current liabilities	135,837	93,363

Other non-current liabilities	8,108	5,447
Long-term operating lease liability	36,329	36,662
Long-term debt, less current portion	738	23,418
Total liabilities	181,012	158,890
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value: 80,000 shares authorized; 35,416 and 35,344 outstanding	95,375	91,044
Retained earnings	171,379	109,286
Total The Shyft Group, Inc. shareholders' equity	266,754	200,330
Non-controlling interest	101	(171)
Total shareholders' equity	266,855	200,159
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$447,867	$359,049

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Sales	$277,300	$171,582	$991,792	$675,973
Cost of products sold	225,985	136,361	792,527	529,696
Gross profit	51,315	35,221	199,265	146,277

Operating expenses:
Research and development	4,237	865	8,541	4,361
Selling, general and administrative	28,027	23,534	106,672	93,068
Total operating expenses	32,264	24,399	115,213	97,429

Operating income	19,051	10,822	84,052	48,848

Other income (expense):
Interest expense	(104)	(91)	(414)	(1,293)
Interest and other income	99	358	842	601
Total other income (expense)	(5)	267	428	(692)
Income from continuing operations before income taxes	19,046	11,089	84,480	48,156

Income tax expense (benefit)	(1,446)	2,783	14,506	9,867

Income from continuing operations	20,492	8,306	69,974	38,289

Income (loss) from discontinued operations, net of income taxes	100	(176)	181	(5,123)

Net income	20,592	8,130	70,155	33,166

Less: net income attributable to non-controlling interest	128	169	1,230	347

Net income attributable to The Shyft Group, Inc.	$20,464	$7,961	$68,925	$32,819

Basic earnings (loss) per share
Continuing operations	$0.58	$0.22	$1.94	$1.07
Discontinued operations	$-	$-	$0.01	$(0.14)
Basic earnings per share	$0.58	$0.22	$1.95	$0.93

Diluted net earnings (loss) per share
Continuing operations	$0.56	$0.22	$1.91	$1.05
Discontinued operations	$-	$-	$-	$(0.14)
Diluted earnings per share	$0.56	$0.22	$1.91	$0.91

Basic weighted average common shares outstanding	35,341	35,445	35,333	35,479

Diluted weighted average common shares outstanding	36,185	36,226	36,097	36,039

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands, except par value)
(Unaudited)

	Year Ended December 31
	2021	2020
Cash flows from operating activities:
Net income	$70,155	$33,166
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,356	14,187
Deferred income taxes	880	19,790
Non-cash stock based compensation expense	8,745	7,848
Loss on sale of business	-	3,852
Loss (gain) on disposal of assets	(110)	82
Loss from write-off of construction in process	-	2,430
Changes in fair value of contingent consideration	-	(599)
Changes in accounts receivable and contract assets	(34,522)	(6,037)
Changes in inventories	(20,756)	12,834
Changes in accounts payable	34,954	(10,674)
Changes in accrued compensation and related taxes	1,930	971
Changes in accrued warranty	53	(60)
Changes in other assets and liabilities	1,324	(13,458)
Net cash provided by operating activities	74,009	64,332

Cash flows from investing activities:
Purchases of property, plant and equipment	(23,002)	(14,534)
Proceeds from sale of property, plant and equipment	22	-
Acquisition of businesses, net of cash acquired	904	(18,050)
Proceeds from sale of business	-	47,500
Net cash provided by (used in) investing activities	(22,076)	14,916

Cash flows from financing activities:
Proceeds from long-term debt	45,000	16,000
Payments on long-term debt	(67,400)	(81,000)
Payments of debt issuance costs	(1,360)	-
Payments of dividends	(3,551)	(3,565)
Purchase and retirement of common stock	(3,348)	(7,503)
Exercise and vesting of stock incentive awards	(2,949)	(1,534)
Purchase of non-controlling interest	(2,162)	-
Net cash provided by (used in) financing activities	(35,770)	(77,602)

Net increase in cash and cash equivalents	16,163	1,646
Cash and cash equivalents at beginning of year	20,995	19,349
Cash and cash equivalents at end of year	$37,158	$20,995

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Quarter Ended December 31, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$172,240	$-	$-	$172,240
Motorhome chassis sales	-	49,500	-	49,500
Other specialty vehicles sales	-	40,562	-	40,562
Aftermarket parts and accessories sales	10,364	4,634	-	14,998
Total Sales	$182,604	$94,696	$-	$277,300

Adjusted EBITDA	$26,246	$10,251	$(9,912)	$26,585

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Quarter Ended December 31, 2020 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$97,938	$-	$-	$97,938
Motorhome chassis sales	-	33,009	-	33,009
Other specialty vehicles sales	-	28,761	-	28,761
Aftermarket parts and accessories sales	7,957	3,917	-	11,874
Total Sales	$105,895	$65,687	$-	$171,582

Adjusted EBITDA	$15,777	$7,668	$(7,418)	$16,027

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Year Ended December 31, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$624,874	$-	$-	$624,874
Motorhome chassis sales	-	168,166	-	168,166
Other specialty vehicles sales	-	145,134	-	145,134
Aftermarket parts and accessories sales	34,558	19,060	-	53,618
Total Sales	$659,432	$332,360	$-	$991,792

Adjusted EBITDA	$108,621	$32,668	$(33,223)	$108,066

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Year Ended December 31, 2020 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$428,499	$-	$-	$428,499
Motorhome chassis sales	-	107,849	-	107,849
Other specialty vehicles sales	-	94,633	-	94,633
Aftermarket parts and accessories sales	34,956	10,036	-	44,992
Total Sales	$463,455	$212,518	$-	$675,973

Adjusted EBITDA	$83,292	$20,900	$(27,846)	$76,346

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Period End Backlog (amounts in thousands of dollars)
	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Fleet Vehicles and Services	$859,442	$749,731	$652,642	$585,019	$421,544
Motorhome Chassis	54,583	60,978	56,294	42,742	31,580
Other Specialty Vehicles	49,407	41,504	42,106	38,301	25,225
Aftermarket Parts and Accessories	127	347	382	438	302
Total Specialty Vehicles	104,117	102,829	98,782	81,481	57,107

Total Backlog *	$963,559	$852,560	$751,424	$666,500	$478,651

* Backlog orders are expected to be filled within one year as of December 31, 2021.

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

Financial Summary
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
The Shyft Group, Inc.	2021	% of sales	2020	% of sales	2021	% of sales	2020	% of sales
Income from continuing operations	$20,492	7.4%	$8,306	4.8%	$69,974	7.0%	$38,289	5.7%
Net (income) attributable to non-controlling interest	(128)		(169)		(1,230)		(347)
Add (subtract):
Restructuring and other related charges	-		16		505		1,873
Acquisition related expenses and adjustments	777		410		1,585		1,332
Non-cash stock-based compensation expense	2,174		1,525		8,745		7,706
Non-recurring professional fees	1,568		-		1,568		-
Loss from liquidation of JV	-		-		643		-
Loss from write-off of construction in process	-		-		-		2,430
Accelerated depreciation of property, plant and equipment	-		366		-		3,061
Favorable tax rate in income taxes receivable	-		-		-		(2,610)
Deferred tax asset adjustment	-		56		-		376
Non-recurring tax benefits	(4,392)		-		(4,392)		-
Tax effect of adjustments	(266)		(441)		(2,429)		(3,892)
Adjusted net income	$20,225	7.3%	$10,069	5.9%	$74,969	7.6%	$48,218	7.1%

Income from continuing operations	$20,492	7.4%	$8,306	4.8%	$69,974	7.1%	$38,289	5.7%
Net (income) attributable to non-controlling interest	(128)		(169)		(1,230)		(347)
Add (subtract):
Depreciation and amortization	3,044		3,065		11,356		13,903
Taxes on income	(1,446)		2,783		14,506		9,867
Interest expense	104		91		414		1,293
EBITDA	$22,066	8.0%	$14,076	8.2%	$95,020	9.6%	$63,005	9.3%

Add (subtract):
Restructuring and other related charges	-		16		505		1,873
Acquisition related expenses and adjustments	777		410		1,585		1,332
Non-cash stock-based compensation expense	2,174		1,525		8,745		7,706
Non-recurring professional fees	1,568		-		1,568		-
Loss from liquidation of JV	-		-		643		-
Loss from write-off of construction in process	-		-		-		2,430
Adjusted EBITDA	$26,585	9.6%	$16,027	9.3%	$108,066	10.9%	$76,346	11.3%

Diluted net earnings per share	$0.56		$0.22		$1.91		$1.05
Add (subtract):
Restructuring and other related charges	-		-		0.01		0.05
Acquisition related expenses and adjustments	0.02		0.01		0.04		0.04
Non-cash stock-based compensation expense	0.07		0.04		0.24		0.21
Non-recurring professional fees	0.04		-		0.04		-
Loss from liquidation of JV	-		-		0.02		-
Loss from write-off of construction in process	-		-		-		0.07
Accelerated depreciation of property, plant and equipment	-		0.01		-		0.09
Favorable tax rate in income taxes receivable	-		-		-		(0.07)
Deferred tax asset adjustment	-		-		-		0.01
Non-recurring tax benefits	(0.12)		-		(0.12)		-
Tax effect of adjustments	(0.01)		(0.01)		(0.06)		(0.11)
Adjusted diluted net earnings per share	$0.56		$0.27		$2.08		$1.34

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2022
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$46,462	$54,012	$61,562
Add:
Depreciation and amortization	14,033	14,033	14,033
Interest expense	1,167	1,167	1,167
Taxes	14,541	16,991	19,441
EBITDA	$76,203	$86,203	$96,203
Add (subtract):
Non-cash stock-based compensation and other charges	13,797	13,797	13,797
Adjusted EBITDA	$90,000	$100,000	$110,000

Earnings per share	$1.29	$1.50	$1.71
Add:
Non-cash stock-based compensation and other charges	0.38	0.38	0.38
Less tax effect of adjustments	(0.10)	(0.10)	(0.10)
Adjusted earnings per share	$1.57	$1.78	$1.99